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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements on Forms S-8 (Nos. 33-09896, 33-51031, 33-51455, 33-55410, 33-58345, 33-58347, 33-60261,
33-62963, 33-64295  and 33-65792),  on Forms  S-3 (Nos.  33-13211, 33-14071  and
33-55425) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01) of our report dated February 1, 1996 appearing on page 38 of the 1995 Annual Report to Shareowners of AlliedSignal Inc., which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1995.

PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Morristown, New Jersey
February 27, 1996



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